Exhibit 99.1

Ra Medical Systems Receives NYSE Notice Related to Delay in Form 10-Q Filing

CARLSBAD, Calif. (August 23, 2019) – Ra Medical Systems, Inc. (NYSE: RMED), a medical device company focusing on commercializing excimer laser systems to treat vascular and dermatological diseases, today announced that it received a notice from the NYSE indicating that Ra Medical is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual as a result of Ra Medical’s delay in filing its Quarterly Report on Form 10-Q for its quarter ended June 30, 2019 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”).

As previously disclosed, the Audit Committee of Ra Medical’s Board of Directors has commenced an independent investigation in connection with an anonymous complaint received by members of Ra Medical’s Board of Directors. The investigation is not yet completed and no conclusions with respect thereto have been reached. Ra Medical cannot predict the duration or outcome of the investigation, and consequently, Ra Medical is not in a position to file the Form 10-Q until the Audit Committee completes its work.

The NYSE informed Ra Medical that, under the NYSE’s rules, Ra Medical will have six months from August 19, 2019 to file the Form 10-Q with the SEC. Ra Medical can regain compliance with the NYSE’s continued listing requirements at any time prior to such date by filing the Form 10-Q with the SEC. If Ra Medical fails to file the Form 10-Q by February 19, 2020, the NYSE may grant, in its sole discretion, a further extension of up to six additional months for Ra Medical to regain compliance, depending on the specific circumstances.

About Ra Medical Systems

Ra Medical Systems commercializes excimer lasers and catheters for the treatment of vascular and dermatological diseases. In May 2017, the DABRA laser system and single-use DABRA catheter received FDA 510(k) clearance in the U.S. as a device for crossing chronic total occlusions, or CTOs, in patients with symptomatic infrainguinal lower extremity vascular disease with an intended use for ablating a channel in occlusive peripheral vascular disease. Pharos excimer laser system is FDA-cleared and is used as a tool in the treatment of psoriasis, vitiligo, atopic dermatitis, and leukoderma. DABRA and Pharos are both based on Ra Medical’s core excimer laser technology platform and deploy similar mechanisms of action. Ra Medical manufactures DABRA and Pharos excimer lasers and catheters in a 32,000-square-foot facility located in Carlsbad, California. The vertically integrated facility is ISO 13485 certified and is licensed by the state of California to manufacture sterile, single-use catheters in controlled environments.

Cautionary Note Regarding Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), regarding Ra Medical’s expectations with respect to the Audit Committee investigation, the filing of the Form 10-Q, and the NYSE. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from management’s current expectations include, among other things, the discovery of additional information relevant to the Audit Committee investigation; the findings, conclusions and recommendations of the Audit Committee (and the timing of the conclusions) concerning matters relating to the Audit Committee investigation; Ra Medical’s response to the Audit Committee’s findings, conclusions and recommendations; the review by Ra Medical’s independent registered public accounting firm of the Audit Committee’s findings, conclusions and recommendations and Ra Medical’s financial statements; the risk that the completion and filing of the Form 10-Q will take longer than expected; and the risk that Ra Medical will be unable to file the Form 10-Q in time to regain compliance with the NYSE continued listing requirements. Ra Medical disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Ra Medical investors and others should note that we announce material information to the public about the company through a variety of means, including our website (www.ramed.com), our investor relations website (https://ir.ramed.com/), press releases, SEC filings, and public conference calls in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Contacts

At the Company:

Jeffrey Kraws

President, Ra Medical Systems

760-707-7516

jkraws@ramed.com

Investors:

LHA Investor Relations

Jody Cain / Kevin McCabe

310-691-7100

jcain@lhai.com / kmccabe@lhai.com

Media:

KCSA Strategic Communications

Caitlin Kasunich / Lisa Lipson

212-896-1241 / 508-843-6428

ckasunich@kcsa.com / llipson@kcsa.com

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